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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-121215 of AmeriServ Financial, Inc. on Form S-3 of our report dated March 12, 2004 (December 29, 2004 as to Note 28 and January 6, 2005 as to the effects of the restatement discussed in the second paragraph of Note 27), relating to the consolidated financial statements of AmeriServ Financial, Inc. as of and for the years ended December 31, 2003 and 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, (ii) the restatements discussed in Note 27, and (iii) the application of procedures relating to the prior period adjustment of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to the application of such prior period adjustment) appearing in the Annual Report on Form 10-K/A (Amendment No. 2) of AmeriServ Financial, Inc. for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania

January 6, 2005

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Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM